Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-4650, 333-30225, 333-58803, 333-59666, 333-89210 and 333-107287) of SpectraLink Corporation of our report dated March 16, 2006 relating to the financial statements of KIRK telecom A/S, which appears in the Current Report on Form 8-K/A of SpectraLink Corporation dated March 17, 2006.
Aarhus, Denmark
March 17, 2006
PricewaterhouseCoopers
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